              SUBSIDIARIES OF SHONEY'S, INC.

                                            State (or other
                                            jurisdiction) of
           Name                              incorporation
           ----                             ----------------

Barbwire's of Kansas, Inc.                    Kansas

Commissary Operations, Inc.                   Tennessee

Corporate Benefit Services,
    Incorporated, of Nashville                Tennessee

Evadon Corporation                            Tennessee

Pargo's of Frederick, Inc.                    Tennessee

Pargo's of York, Inc.                         Tennessee

RJR Investments, Inc.                         Nevada

Shoney's of Canada, Inc.                      Canada

Shoney's Equipment Corporation                Tennessee

Shoney's International, Inc.                  Nevada

Shoney's Investments, Inc.                    Nevada

Shoney's of Michigan, Inc.                    Tennessee

Shoney's Real Estate, Inc.                    Tennessee

TPI Restaurants Acquisition Corporation       Tennessee